AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July __, 2015, is by and among Angstron Holdings Corporation, a Nevada corporation (the “Parent”) and Angstron Acquisition I, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Merger Sub is a corporation duly organized and existing under the Nevada Revised Statutes. The Parent is the owner of more than ninety percent (90%) of the outstanding shares of each class of Merger Sub shares that are entitled to vote on the merger that is the subject of this Agreement.

WHEREAS, Merger Sub has 1 share of its common stock, $.0001 par value issued and outstanding, which is held by the Parent.

WHEREAS, the respective boards of directors of Parent and Merger Sub have approved the merger of Merger Sub with and into the Company upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

1.

The Merger.  In accordance with the provisions of this Agreement and the Nevada Revised Statutes, Merger Sub shall be merged with and into the Parent (the “Merger”), the separate existence of Merger Sub shall cease and the Parent shall be, and is herein referred to as the “Surviving Corporation”, and the name of the Surviving Corporation shall be HK Graphene Technology Corporation.

2.

Filing and Effectiveness.  The Merger shall become effective as of the date and time (the date and time the Merger becomes effective shall be referred to as the “Effective Time”) when the following actions shall have been completed:

a.

This Agreement shall have been adopted and approved by the Board of Directors of Merger Sub in accordance with the requirements of Nevada Revised Statutes, as applicable;

b.

All of the conditions to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitles to satisfaction thereof; and

c.

The executed Articles of Merger meeting the requirements of Nevada Revised Statutes, as applicable shall have been filed with the Nevada Secretary of State.

3.

Effect of the Merger. As of the Effective Time, the effect of the Merger shall be provided in this Agreement and the applicable provisions of Nevada Law.  Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

4.

Articles of Incorporation; Bylaws.

a.

As of the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

b.

The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

5.

Officers and Directors.  The officers of the Parent immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation at and after the Effective Time, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified.  The directors of the Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

6.

Capital Stock of the Parent and Merger Sub.

a.

Common Stock of the Parent. Upon the Effective Time, each share of the Parent’s common stock, par value $0.001, issued and outstanding and held by stockholders immediately prior to the Effective Time will be changed and converted into that same number of shares of common stock of the Surviving Corporation.

b.

Preferred Stock of the Parent. Upon the Effective Time, each share of the Parent’s preferred stock designated Series A or Series B Convertible, par value $0.001, issued and outstanding and held by stockholders immediately prior to the Effective Time will be changed and converted into that same number and designation of preferred stock of the Surviving Corporation.

c.

Common Stock of Merger Sub. Upon the Effective Time, each share of Merger Sub’s common stock, par value $0.001, issued and outstanding and held by the Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

7.

Covenants of the Parent and Merger Sub. Each of the Parent and Merger Sub covenant and agree that it will, on or before the Effective Time, take such actions as may be required by the Nevada Revised Statutes, as applicable.

8.

Further Assurances. From time to time, as and when request by any party hereto, any other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be necessary to consummate the transactions contemplated by this Agreement.

9.

Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Parent.

10.

Governing Law. This agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the Nevada Revised Statutes.

[Signature Page Follows.]

2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Merger as of the date first above written.

The Parent:

ANGSTRON HOLDINGS CORPORATION

By:     /s/ Jianguo Xu

      Jianguo Xu, Chief Executive Officer

The Merger Sub:

ANGSTRON ACQUISITION I

By:   /s/ Jianguo Xu

      Jianguo Xu, Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

ARTICLES OF MERGER

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Angstron Acquisition I
Name of **merging** entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

Angstron Holdings Corporation
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: HK Graphene Technology Corporation

c/o: Paracorp Incorporated
318 N. Carson Street #208
Carson City, NV 89701

3) Choose one:

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Angstron Holdings Corporation

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Angstron Acquisition I

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The name of Angstron Holdings Corporation contained in Section 1 of the Articles of Incorporation shall be deleted in its entirety and replaced with the name "HK Graphene Technology Corporation"

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ **Time:** ______

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Angstron Holdings Corporation
Name of **merging** entity

X [signature] Chief Executive Officer Apr 29, 2015
Signature Title Date

Angstron Acquisition I
Name of **merging** entity

X [signature] Chief Executive Officer Apr 29, 2015
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

and,

HK Graphene Technology Corporation
Name of **surviving** entity

X [signature] Chief Executive Officer Apr 29, 2015
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15